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                                                                     Exhibit 8

                    [LETTERHEAD OF CRAVATH, SWAINE & MOORE]


                                                                    June 1, 1994




                           Cincinnati Milacron Inc.
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                   Offer to Exchange 8 3/8% Notes Due 2004,
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              being registered under the Securities Act of 1933,
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                    as amended, for any and all outstanding
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                             8 3/8% Notes Due 2004
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Dear Sirs:

          We have acted as counsel to Cincinnati Milacron Inc. in connection with its offer to exchange its 8 3/8% Notes due 2004 ("New Notes"), which are being registered pursuant to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 33-53009) of Cincinnati Milacron Inc. of which this exhibit forms a part (the "Registration Statement"), for an equal principal amount of its outstanding 8 3/8% Notes due 2004 ("Old Notes"), pursuant to a Prospectus ("the Prospectus") contained in the Registration Statement.

          We are of the opinion that the statements contained in the Prospectus under the heading "Certain Federal Income Tax Considerations" accurately describe the material United States Federal income tax consequences to a holder of Old Notes that exchanges Old Notes for New Notes.

          We are aware that we are referred to under the heading "Legal Matters" in the Prospectus, and we hereby consent to the use of our name in the Prospectus and the
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filing of this opinion letter as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       /s/ Cravath, Swaine & Moore



Cincinnati Milacron Inc.
  4701 Marburg Avenue
     Cincinnati, OH 45209